ROCKET
                                                               COMPOSITES
                                                        www.rocketcomposites.com



Distribution agreement between:
Rocket Composites Ltd. and Autocarbon.com Inc.                  18th July 2001


Parties, Autocarbon.com Inc. and Rocket Composites Ltd. Enter into this agreement detailed below for a period of Five Years. No alteration may be made unless by joint written agreement.

1. That Rocket Composites Ltd. gives Autocarbon.com Inc. the license to market and sell products manufactured in Carbon Fiber and other Composites
     Structures within the entire North American Continent, European Economic Community and rest of the World markets.

2. That Autocarbon.com Inc. will not sell any other product manufactured by any other entity unless by agreement with Rocket Composites Ltd. nor cause the products manufactured by Rocket Composites Ltd. to be marketed for a purpose that they were not designed for.

3. That Rocket Composites Ltd. will not grant a license to distribute its products to any other entity within the designated areas for a period of Five Years providing best efforts are made to market and sell products.

4. That both Autocarbon.com Inc. and Rocket Composites Ltd. agree to co-operate and offer every assistance to one another for their mutual benefit it in the research, design, production, marketing and sales of composite products.

5. That Autocarbon.com Inc. will agree to keep secret the proprietary process of manufacture, sign the non-disclosure agreement and understand that any willful or careless disclosure of the process and secrets or breach of clause 2 and/or 6 will cause this agreement to be void. Rocket Composites Ltd. reserves the right to withdraw from this agreement if it considers there to be any breach in the word or spirit of this contract.

6. All designs, tooling, processes and rights to manufacture remain the sole property and right of Rocket Composites Ltd.

7. Rocket Composites Ltd. grants Autocarbon.com Inc. first right to purchase a majority shareholding in Rocket Composites Ltd. if Rocket Composites Ltd. desires to sell.



Autocarbon.com Inc.                                 Rocket Composites Ltd.


/s/ J. Miller                                       /s/ J. Trow
----------------------------                        ----------------------------
J. Miller President                                 J. Trow Company Secretary